UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2005

PROVIDIAN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12897	94-2933952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street
San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 543-0404

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The Company’s financial results for the quarter and year ended December 31, 2004 that the Company issued in a press release on January 20, 2005 are preliminary and are subject to the completion of certain procedures by the Company’s external accountants, Ernst & Young LLP, as described in such press release.

In the Financial and Statistical Summary of Managed Financial Measures table accompanying the press release issued by the Company on January 20, 2005, the Net Change in Reported Allowance for Credit Losses and the Adjusted Credit Losses for the fourth quarter of 2004 were incorrectly stated.  Attached as Exhibit 99.1 hereto and incorporated herein by reference is a revised and corrected version of the portion of the Financial and Statistical Summary of Managed Financial Measures table containing the Net Change in Reported Allowance for Credit Losses and the Adjusted Credit Losses.

Item 9.01. Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit	Description

99.1	Revised portion of Financial and Statistical Summary of Managed Financial Measures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDIAN FINANCIAL CORPORATION
(Registrant)

Date: January 20, 2005	By:	/s/ Anthony Vuoto
Anthony Vuoto
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Revised portion of Financial and Statistical Summary of Managed Financial Measures.